UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2006
Date of Report (Date of earliest event reported)

CLYVIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1480 Gulf Road, #204
Point Roberts, WA		98281
(Zip Code)

(360) 306-0230
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Adoption of 2006 Stock Option Plan

Effective on August 16, 2006, the sole director of Clyvia Inc. (the “Company”) approved and adopted the Company’s 2006 Stock Option Plan (the “Plan”). Under the Plan, options may be granted for a maximum of 6,000,000 shares of the Company’s common stock. The maximum number of shares that may be optioned under the Plan will be increased each fiscal quarter by an amount equal to 10% of the total increase in the number of shares of common stock outstanding or such lesser amount as may be determined by the Company’s board of directors. Options may be granted under the Plan to any officer, director or employee of the Company or any entity controlled by the Company. Options may also be granted to consultants who provide services to the Company or an entity controlled by the Company, so long as the consultant is a natural person, renders bona fide services to the Company not in connection with the offer and sale of the Company’s securities in capital raising transactions, and does not directly or indirectly promote or maintain a market for the Company’s securities. The minimum exercise price at which options may be granted under the Plan is 75% of the fair market value of the Company’s common stock as of the grant date. For purpose of the Plan, fair market value is equal to the average price of the Company’s common stock over the previous 20 trading days. A copy of the Company’s 2006 Stock Option Plan is included as an exhibit to this report.

Grant of 2,500,000 Options Under the Plan to Officers and Directors

Also effective on August 16, 2006, the Company’s sole director and sole executive officer, Walter Notter, approved the grant of options to acquire 1,000,000 shares of the Company’s common stock to each of Manfred Sappok and Dieter Wagels and options to acquire 500,000 shares of the Company’s common stock to himself. Mr. Sappok and Mr. Wagels are the managing directors of the Company’s wholly owned subsidiary, Clyvia Technology GmbH. Each of the options granted are exercisable at a price of $1.00 per share and expire on August 16, 2011. Should any of the grantees cease to act for the Company, the options may be terminated early, provided that the options will not be subject to early termination if the grantee ceases to act for the Company in his current capacity, but continues to act for the Company in another capacity. A copy of the option agreements between the Company and each of Mr. Notter, Mr. Sappok and Mr. Wagels are included as exhibits to this report.

Amendment to Terms of Employment Agreements

In conjunction with the above option grants to each of Mr. Sappok and Mr. Wagels, Mr. Sappok and Mr. Wagels agreed to amend the terms of their employment agreement with Clyvia Technology. Under the original terms of their employment agreements, Mr. Sappok and Mr. Wagels were each to receive management bonuses equal to 1.5% of the selling price of any recycling/fuel processing systems sold by Clyvia Technology. In exchange for the above options granted by the Company, Mr. Sappok and Mr. Wagels have agreed to forgo their rights to the management bonus. A translation of the employment agreements between Clyvia Technology and each of Mr. Sappok and Mr. Wagels and the amendment agreements signed with respect to those agreements are included as exhibits to this report.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Grant of Options Under 2005 Stock Option Plan

Effective on August 16, 2006, the sole director of Clyvia Inc. (the “Company”) approved the grant of options to acquire 100,000 shares of the Company’s common stock to a consultant of the Company under the Company’s 2005 Stock Option Plan. The options are exercisable at a price of $1.00 per share and expire on August 16, 2011, provided that, should the consultant cease to provide services to the Company, the options may be terminated early.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS. ITEM

9.01 FINANCIAL STATEMENTS AND EXHIBITS. (c) Exhibits

Exhibit Number	Description of Exhibit

10.1	2006 Stock Option Plan

10.2	Non-Qualified Stock Option Agreement between Clyvia Inc. and Walter Notter dated effective as of August 16, 2006.

10.3	Non-Qualified Stock Option Agreement between Clyvia Inc. and Manfred Sappok dated effective as of August 16, 2006.

10.4	Non-Qualified Stock Option Agreement between Clyvia Inc. and Dieter Wagels dated effective as of August 16, 2006.

10.5	Employment Contract between Clyvia Technology GmbH and Manfred Sappok (translated from German to English)

10.6	Amendment Agreement to Employment Contract between Clyvia Technology GmbH, Manfred Sappok and Clyvia Inc.

10.7	Employment Contract between Clyvia Technology GmbH and Dieter Wagels (translated from German to English)

10.8	Amendment Agreement to Employment Contract between Clyvia Technology GmbH, Dieter Wagels and Clyvia Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLYVIA INC.
Date: August 25, 2006
	By:	/s/ Walter P.W. Notter
_________________________
Walter P.W. Notter
Chief Executive Officer, President, Chief Financial
Officer and Treasurer